
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Michigan
Bell Telephone Company's December 31, 1995 Financial Statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                          17,100
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  701,800
<ALLOWANCES>                                    37,700
<INVENTORY>                                      7,400
<CURRENT-ASSETS>                               709,400
<PP&E>                                       7,775,900
<DEPRECIATION>                               4,657,700
<TOTAL-ASSETS>                               4,142,700
<CURRENT-LIABILITIES>                          805,500
<BONDS>                                      1,093,100
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     1,721,800
<OTHER-SE>                                   (399,700)
<TOTAL-LIABILITY-AND-EQUITY>                 4,142,700
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             2,964,400
<CGS>                                                0<F3>
<TOTAL-COSTS>                                2,106,900
<OTHER-EXPENSES>                               (3,400)
<LOSS-PROVISION>                                38,300
<INTEREST-EXPENSE>                              90,300
<INCOME-PRETAX>                                770,600
<INCOME-TAX>                                   259,200
<INCOME-CONTINUING>                            511,400
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   511,400
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Securities are not material and therefore have not been stated separately in the financial statements.  This amount is included in the Cash tag.
<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulation S-X, Rule 5-03(b).  This amount is included in the
"Total Revenues" tag.
<F3>Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule
5-03(b).

